Exhibit 10.211

***** INdicates Certain confidential portions of this Exhibit that have been omitted pursuant to Item 601(b) of Regulation S-K because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

A.N.: 130339

AMD_00257503.0

AMENDMENT

Date of Amendment: April 1, 2019

AMENDMENT to the Index License Agreement for Funds (internal MSCI reference IXF_00040) dated as of March 18, 2000 (the “Agreement”) by and between MSCI Inc. (formerly known as Morgan Stanley Capital International Inc.) and BlackRock Fund Advisors (as successor to Barclays Global Investors, N.A.) (“Licensee”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement (as defined below).

WHEREAS, pursuant to the terms of Amendment No. 1 (internal MSCI reference AMD 00219333.0) between MSCI ESG Research LLC (which is deemed "MSCI”, as such term is used in the US Agreement) and Licensee dated April 6, 2017 (the “Previous Amendment”, together with the US Agreement, which constitutes the “Agreement”), MSCI granted Licensee the right to use the MSCI index identified below as the basis for the Licensee Funds identified below:

•	Bloomberg Barclays MSCI US Corporate 1-5 Year ESG Focus Index
•	Bloomberg Barclays MSCI US Corporate ESG Focus Index
•	iShares ESG 1-5 Year USD Corporate Bond ETF
•	iShares ESG USD Corporate Bond ETF.

WHEREAS, the parties wish to further amend the Agreement to allow for the cross‑listing of the Licensee Fund identified above, as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Section 2.b of the Previous Amendment is hereby amended to allow the Licensee Fund identified above to also be listed and traded on the Mexican Stock Exchange (Bolsa Mexicana de Valores) (each Fund herein referred to as a "Mexican Listed Fund") after such Fund is listed on a national securities exchange located in the United States. Each Mexican Listed Fund must be issued, sold and traded on a public basis in accordance with applicable Mexican securities law. All other terms and restrictions contained in the Previous Amendment shall apply to each Mexican Listed Fund.   For the avoidance of doubt, the ******* **** set forth in the Previous Amendment shall apply with respect to ************************. For clarity, *****************************************************************************.

2.

This Amendment is intended to amend and operate in conjunction with the Agreement and together this Amendment and the Agreement constitute the complete and exclusive statement of the agreement between   the parties and supersede in full all prior proposals and understandings, oral or written, relating to the subject matter hereof.  To the extent that any terms of this Amendment conflict with any terms of the Agreement, the terms of this Amendment shall control.  No right or license of any kind is granted to Licensee except as expressly provided in the Agreement and this Amendment.

3.	This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict or choice of laws principles.

LICENSEE: BlackRock Fund Advisors		MSCI ESG Research LLC

By	/s/ Ruth Weiss	By	/s/ Alex Gil

Name	Ruth Weiss	Name	Alex Gil
	(printed)		(printed)
Title	Managing Director	Title	Executive Director

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